Exhibit 23

Consent of Independent Registered Public Accounting Firm (to be Provided by MHM)

We hereby consent to the use in this Form 11-K of our report dated June 25, 2009, relating to the financial statements as of and for the years ended December 31, 2008 and 2007 and financial statement supplemental schedule for the year ended December 31, 2008 of the Kyocera Retirement Savings and Stock Bonus Plan, which appear in such Form 11-K.

/s/    Mayer Hoffman McCann, P.C.

San Diego, California

June 25, 2009

Independent Auditors’ Report

To the Participants and Administrator

Kyocera Retirement Savings and Stock Bonus Plan

We have audited the accompanying statements of net assets available for benefits of the Kyocera Retirement Savings and Stock Bonus Plan as of December 31, 2008 and 2007, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Kyocera Retirement Savings and Stock Bonus Plan as of December 31, 2008 and 2007, and the changes in net assets available for benefits for the years then ended, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule on page 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations of Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/    Mayer Hoffman McCann, P.C.

San Diego, California

June 25, 2009